Exhibit 99.1

.

Mercantile Bank Corporation

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern time on [DATE]

Vote by Internet

• Go to www.

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free within the USA, US territories & Canada on a touch tone telephone.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

1.	Proposal to approve the Agreement and Plan of Merger dated as of August 14, 2013 between Mercantile Bank Corporation and Firstbank Corporation.

	For	Against	Abstain
	☐	☐	☐

2.	Proposal to approve the issuance of shares of Mercantile Bank Corporation common stock to stockholders of Firstbank Corporation pursuant to the Agreement and Plan of Merger dated as of August 14, 2013 between Mercantile Bank Corporation and Firstbank Corporation.

	For	Against	Abstain
	☐	☐	☐

3.	Proposal to approve an amendment to Mercantile’s articles of incorporation to increase the number of authorized shares of common stock from 20 million to 40 million.

	For	Against	Abstain
	☐	☐	☐

4.	Proposal to approve, on an advisory basis, the compensation that may be paid or become payable to Mercantile’s named executive officers that is based on or otherwise related to the proposed merger.

	For	Against	Abstain
	☐	☐	☐

5.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposals 1 and 2.

	For	Against	Abstain
	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Mercantile Bank Corporation

[Meeting Location]

Proxy Solicited by Board of Directors for Special Meeting – [Date]

The undersigned hereby appoints              and             , or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the special meeting of shareholders to be held on                     , and at all adjournments or postponements thereof, with all powers that the undersigned would have if present at the meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will vote FOR approval of the proposals identified in this Proxy. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

(Items to be voted appear on reverse side.)

C.	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you Plan to attend the Special Meeting	☐